UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 1, 2016

Concurrent Computer Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-13150	04-2735766
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4375 River Green Parkway, Suite 100, Duluth, Georgia	30096
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (678) 258-4000

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.          Entry into a Material Definitive Agreement.

On March 1, 2016, Concurrent Computer Corporation (the “Company”) entered into a Tax Asset Preservation Plan (the “Plan”) with American Stock Transfer & Trust Company, LLC, as rights agent (the “Rights Agent”).

The board of directors (the “Board”) of the Company adopted the Plan in an effort to deter acquisitions of the Company’s common stock, par value $0.01 per share (the “Common Stock”), that would potentially limit the Company’s ability to use its net loss carryforwards and certain other tax attributes (collectively, “NOLs”) to reduce its potential future federal income tax obligations. The Company has experienced, and may continue to experience, substantial operating losses, and for federal and state income tax purposes, the Company may “carry forward” NOLs in certain circumstances to offset current and future taxable income, which will reduce the Company’s federal and state income tax liability. As a result, these NOLs can be a valuable asset of the Company, which may inure to the benefit of the Company and its stockholders. However, if the Company experiences an “ownership change,” as defined in Section 382 of the Internal Revenue Code, its ability to use the NOLs could be substantially limited, and the timing of the usage of the NOLs could be substantially delayed, which could adversely affect the value of the NOLs. Generally, an ownership change occurs if the percentage of the Company’s stock owned by one or more “five percent stockholders” increases by more than fifty percentage points over the lowest percentage of stock owned by such stockholders at any time during the prior three-year period. The Plan has a 4.9% “trigger” threshold which is intended to act as a deterrent to any person acquiring 4.9% or more of the outstanding Common Stock without the approval of the Board. This would protect the Company’s NOLs because changes in ownership by persons owning less than 4.9% of the outstanding Common Stock are not included in the calculation of whether the Company has experienced an “ownership change” under Section 382 of the Internal Revenue Code. There is no guarantee, however, that the Plan will prevent the Company from experiencing an ownership change.

The Rights. In connection with the adoption of the Plan, the Board declared a dividend of one preferred share purchase right (a “Right”) for each outstanding share of common stock as of the close of business on March 16, 2016. The Rights will initially trade with, and will be inseparable from, the Common Stock. The Rights are evidenced only by certificates representing shares of Common Stock (or, with respect to uncertificated shares of Common Stock, by the balances indicated in the book-entry account system of the Company’s transfer agent). New Rights will accompany any new shares of Common Stock issued after March 16, 2016 until the Distribution Date (as defined below). In addition, new Rights will accompany any new shares of Common Stock issued after the Distribution Date upon conversion of any convertible securities of the Company and the exercise of options to purchase shares of Common Stock granted by the Company that were outstanding prior to the Distribution Date.

Exercise Price. Each Right will allow its holder to purchase from the Company one one-thousandth of a share of Series B Junior Participating Preferred Stock (“Series B Preferred Stock”) for $30.00, subject to adjustment (the “Exercise Price”). This portion of a share of Series B Preferred Stock will give the applicable stockholder approximately the same dividend, voting, and liquidation rights as would one share of Common Stock. Prior to exercise, the Right does not give its holder any dividend, voting, or liquidation rights.

Exercisability. The Rights will not be exercisable until 10 days after the public announcement that a person or group has become an “Acquiring Person” by obtaining beneficial ownership of 4.9% or more of the outstanding Common Stock (or if already the beneficial owner of at least 4.9% of the outstanding Common Stock, by acquiring additional shares of Common Stock representing 0.001% or more of the shares of Common Stock then outstanding). For these purposes, beneficial ownership is determined based on the number of shares of the Common Stock that a person is deemed to directly, indirectly or constructively own pursuant to Section 382 of the Internal Revenue Code, including any shares owned by any other person treated as one entity under applicable treasury regulations.

Prior to the close of business on the tenth day after the earlier of the date the Rights become exercisable and the date of the commencement or public announcement of the intent of any person to commence a tender or exchange offer which would result in such person becoming an Acquiring Person (such tenth day, the “Distribution Date”), the Rights will be evidenced only by certificates representing shares of Common Stock (or, with respect to uncertificated shares of Common Stock, by the balances indicated in the book-entry account system of the Company’s transfer agent), and will be transferred with, the Common Stock, and the registered holders of the Common Stock will be deemed to be the registered holders of the Rights. After the Distribution Date, the Rights Agent will mail separate certificates evidencing the Rights to each record holder of Common Stock as of the close of business on the Distribution Date, and thereafter the Rights will be evidenced solely by such certificates and will be transferable separately from the Common Stock. Any Rights held by an Acquiring Person or any of its affiliates or associates are void and may not be transferred or exercised.

Consequences of a Person or Group Becoming an Acquiring Person. If a person or group of affiliated or associated persons becomes an Acquiring Person, all holders of Rights except the Acquiring Person or any of its associates or affiliates and any of their respective transferees may, upon exercise of a Right, purchase for the Exercise Price shares of Common Stock with a market value of two times the Exercise Price, based on the market price of the Common Stock on the date such person or group of affiliates or associated persons became an Acquiring Person. If the Company does not have a sufficient number of shares of Common Stock available, the Company may under certain circumstances substitute shares of preferred stock or other securities or property for the Common Stock into which the Rights would have otherwise been exercisable.

If the Board determines in good faith that a person who would otherwise be an Acquiring Person, has become such inadvertently, and such person divests as promptly as practicable a sufficient number of shares of Common Stock so that such person would no longer be an Acquiring Person, then such person shall not be deemed to be an Acquiring Person for any purpose of the Plan. Additionally, any person that has become an Acquiring Person shall not be treated as an Acquiring Person for any purpose of the Plan if the Board, in its sole discretion, determines that such person’s acquisition of beneficial ownership of Common Stock does not jeopardize or endanger the Company’s ability to utilize its NOLs.

Series B Preferred Stock. Each one-thousandth of a share of Series B Preferred Stock, if issued, (i) will not be redeemable; (ii) will entitle holders to quarterly dividend payments of $0.001 per one one-thousandth of a share, or an amount equal to the dividend paid on one share of Common Stock, whichever is greater; (iii) will entitle holders upon liquidation either to receive $1.00 per one one-thousandth of a share or an amount equal to the payment made on one share of Common Stock, whichever is greater; (iv) will have the same voting power as one share of Common Stock, and (v) if shares of Common Stock are exchanged via merger, consolidation, or a similar transaction, will entitle holders to a per share payment equal to the payment made on one share of Common Stock.

Expiration. The Rights will expire on the earlier of (i) close of business on the fifth (5th) business day after the Company files with the Securities and Exchange Commission a Current Report on Form 8-K reporting the results of the 2016 annual meeting of stockholders of the Company (including any postponement or adjournment thereof) and (ii) the time at which the Board of Directors determines that the NOLs are fully utilized or no longer available under Section 382 of the Internal Revenue Code. If, however, any person becomes an Acquiring Person, the Plan will not expire until March 1, 2026.

Redemption. The Board may redeem the Rights for $0.001 per Right at any time before any person or group becomes an Acquiring Person. If the Board redeems any Rights, it must redeem all of the Rights. Once the Rights are redeemed, the only right of the holders of Rights will be to receive the redemption price of $0.001 per Right. The redemption price will be adjusted if the Company has a stock split or stock dividends of the Common Stock.

Exchange. After a person or group becomes an Acquiring Person, but before an Acquiring Person owns 50% or more of the outstanding Common Stock, the Board may extinguish the Rights by exchanging one share of Common Stock for every two shares of Common Stock for which each Right is then exercisable, other than Rights held by the Acquiring Person.

Anti-Dilution Provisions. The Board may adjust the Exercise Price, the number of shares of Series B Preferred Stock issuable and the number of outstanding Rights to prevent dilution that may occur from a stock dividend, a stock split, a reclassification of the Series B Preferred Stock or Common Stock. No adjustments to the Exercise Price of less than 1% will be made unless and until adjustments equal 1% or more in the aggregate.

Amendments. The terms of the Rights Agreement may be amended by our Board without the consent of the holders of the Rights. After a person or group becomes an Acquiring Person, our Board may not amend the agreement in a way that adversely affects holders of the Rights.

The terms of the Plan and the Series B Preferred Stock are qualified in their entirety by reference to the complete text of the Plan and the Certificate of Designations to the Company’s Restated Certificate of Incorporation, as amended (the “Certificate of Designations”), establishing the terms of the Series B Preferred Stock. Copies of the Plan and the Certificate of Designations are attached as Exhibits 10.1 and 3.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 3.03.         Material Modification to Rights of Security Holders.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.03 by reference.

Item 5.03.         Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 1, 2016, the Company filed the Certificate of Designations with the Secretary of State of the State of Delaware. The information set forth under Item 1.01 of this Current Report on Form 8-K, and the information set is incorporated into this Item 5.03 by reference.

Item 8.01.         Other Items.

On March 1, 2016, the Company issued a press release announcing (1) that it is exploring strategic alternatives and (2) the adoption of the Plan. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Concurrent currently intends to propose an amendment to its certificate of incorporation at this year’s annual meeting of stockholders that would establish ownership limitations designed to preserve the value of Concurrent’s deferred tax assets in a manner similar to the Plan. As described under Item 1.01 of this Current Report on Form 8-K, unless any person becomes an Acquiring Person, the Plan will automatically terminate on the earlier of (i) five business days following the reporting of voting results at the annual meeting, including any adjournment or postponement, regardless whether stockholders approve the amendment to be proposed to Concurrent’s certificate of incorporation, and (ii) the time at which the Board of Directors determines that the NOLs are fully utilized or no longer available under Section 382 of the Internal Revenue Code. Concurrent believes the combination of the amendment which is intended to be proposed and the termination provision of the Plan specifically tailor the Plan to protecting Concurrent’s NOLs until stockholders have the chance to decide at the annual meeting whether or not they would like to adopt structural reforms to preserve the value of these NOLs on a more permanent basis.

Item 9.01.         Financial Statements and Exhibits.

(d)          Exhibits

Exhibit No.	Description
3.1	Certificate of Designations of Series B Participating Preferred Stock.

10.1	Tax Asset Preservation Plan, dated as of March 1, 2016, between Concurrent Computer Corporation and American Stock Transfer & Trust Company, LLC, as Rights Agent.

99.1	Press Release, dated March 1, 2016

Forward-Looking Statements

Certain statements made or incorporated by reference in this Current Report on Form 8-K may constitute "forward-looking statements" within the meaning of the federal securities laws. Statements regarding future events and developments, including, but not limited to, Concurrent’s exploration of strategic alternatives, whether those strategic alternatives could maximize shareholder value, and Concurrent’s intent to propose an amendment to its certificate of incorporation for consideration at its next annual meeting, are forward-looking statements within the meaning of these laws. All forward-looking statements are subject to certain risks and uncertainties that could cause actual events to differ materially from those projected.

Some of these risks and uncertainties include, without limitation: changes in the value, character or nature of Concurrent’s NOLs, the potential consolidation of the markets that we serve, U.S. government sequestration; European austerity measures; delays or cancellations of customer orders; non-renewal of maintenance and support service agreements with customers; changes in product demand; economic conditions; various inventory risks due to changes in market conditions; margins of video solutions business to capture new business; fluctuations and timing of large video solutions orders; doing business in the People's Republic of China; uncertainties relating to the development and ownership of intellectual property; uncertainties relating to our ability and the ability of other companies to enforce their intellectual property rights; the pricing and availability of equipment, materials and inventories; the concentration of our customers; failure to effectively manage change; delays in testing and introductions of new products; the impact of reductions in force on our operations; rapid technology changes; system errors or failures; reliance on a limited number of suppliers and failure of components provide by those suppliers; uncertainties associated with international business activities, including foreign regulations, trade controls, taxes, and currency fluctuations; the impact of competition on the pricing of video solutions products; failure to effectively service the installed base; the entry of new well-capitalized competitors into our markets; the success of new video solutions; the success of our relationships with technology and channel partners; capital spending patterns by a limited customer base; the current challenging macroeconomic environment; continuing unevenness of the global economic recovery; privacy concerns over data collection; our ability to utilize net operating losses to offset cash taxes in the event of an ownership change as defined by the Internal Revenue Service; earthquakes, tsunamis, floods and other natural disasters in areas in which our customers and suppliers operate; and the availability of debt or equity financing to support our liquidity needs.

Other important risk factors are discussed in Concurrent's Form 10-K filed August 26, 2015 with the Securities and Exchange Commission ("SEC"), and in subsequent filings of periodic reports with the SEC. The risk factors discussed in the Form 10-K and subsequently filed periodic reports under the heading "Risk Factors" are specifically incorporated by reference in this Current Report on Form 8-K. Forward-looking statements are based on current expectations and speak only as of the date of such statements. Concurrent undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information, or otherwise.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Concurrent Computer Corporation

	By:	/s/ Emory O. Berry
Name: Emory O. Berry
Date: March 1, 2016		Title: Chief Financial Officer and Executive Vice President of Operations

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Designations of Series B Participating Preferred Stock.

10.1	Tax Asset Preservation Plan, dated as of March 1, 2016, between Concurrent Computer Corporation and American Stock Transfer & Trust Company, LLC, as Rights Agent.

99.1	Press Release, dated March 1, 2016